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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of DBT Online, Inc. and subsidiaries:

We consent to the incorporation by reference in this Registration Statement of DBT Online, Inc. on Form S-8 of our reports dated March 6, 2000 on the consolidated financial statements and related financial statement schedules, appearing in the Annual Report on Form 10-K of DBT Online, Inc. and subsidiaries for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

Fort Lauderdale, Florida
April 6, 2000